UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: November 14, 2005
(Date of Earliest Event Reported)

INTEGRATED ALARM SERVICES GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50343 (Commission File Number)	42-1578199 (I.R.S. Employer Identification No.)

One Capital Center, 99 Pine Street, Albany, NY 12207
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (518) 426-1515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 ITEM 1.01 AMENDMENT OF A MATERIAL DEFINITIVE AGREEMENT.

     On January 31, 2003, the Registrant entered into Employment Agreements with each of Timothy M. McGinn, as Chief Executive Officer, and Thomas J. Few, as President and Chief Operating Officer (the “Employment Agreements”). Section 2.a. of the Employment Agreements provide for a term of employment of 36 months (the “Term”), unless either party notifies the other of its intention to not extend the Term. On September 26, 2005, the Compensation Committee of the Registrant notified Messrs. McGinn and Few that it intended to terminate their respective agreements and renegotiate them. As of this date, no new agreements have been negotiated and it is conceivable that new agreements will not be in place when the existing ones expire on January 30, 2006. Accordingly, on November 14, 2005, the Compensation Committee approved an amendment to each of the Employment Agreements (the “Amended Agreements”) whereby McGinn and Few’s existing base compensation and other perquisites, as outlined in Section 4 of the Employment Agreements, will continue; provided however, that they will not be entitled to their guaranteed bonuses of $100,000, as described in Section 4.a.(i). All of the “Change of Control” provisions outlined in Section 4.e of the Employment Agreements (including the right to receive a guaranteed bonus) will continue to apply.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Financial Statements of Businesses Acquired. None.

(b)      Pro forma Financial Information. None.

(c)       Shell Company Transactions. None.

(d)      Exhibits.

The following documents are included as exhibits to this Form 8-K. Any exhibit below incorporated by reference herein is indicated as such by the information supplied in the parenthetical thereafter. If no parenthetical appears after an exhibit, such exhibit is filed or furnished herewith.

EXHIBIT	DESCRIPTION

10.1	Amendment No. 1, dated as of November 18, 2005, to Amended and Restated Employment Agreement of Timothy M. McGinn, made as of January 31, 2003

10.2	Amendment No. 1, dated as of November 14, 2005, to Amended and Restated Employment Agreement of Thomas J. Few, Sr., made as of January 31, 2003

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ALARM SERVICES GROUP, INC.
By:	/s/ Timothy M. McGinn
Timothy M. McGinn
Chairman and Chief Executive Officer

Dated: November 18, 2005